Exhibit 10.17
MODIFICATION AGREEMENT
                    ,                      COUNTY
     THIS MODIFICATION AGREEMENT (the “Modification Agreement”) is made and entered into as of April 27, 2010 by and among FORTEGRA FINANCIAL CORPORATION, a Georgia corporation (“Borrower”), LOTS INTERMEDIATE CO., a Delaware corporation (“Guarantor”) and COLUMBUS BANK AND TRUST COMPANY, a Georgia banking corporation, whose address is 1148 Broadway, Columbus, Georgia 31901 (hereinafter referred to as “Lender”).
WITNESSETH THAT:
     WHEREAS, Borrower, Guarantor and Lender entered into a Line of Credit Agreement dated April 6, 2009 (the “Loan Agreement”); and
     WHEREAS, as described in the Loan Agreement, Lender established a revolving line of credit for Borrower in the stated principal amount of $15,000,000.00 (the “Credit Line”) and Borrower agreed to repay advances made under said Credit Line, with interest thereon, as provided in that certain Revolving Line of Credit Note given by Borrower to Lender dated April 6, 2009 in the stated principal amount of Fifteen Million and No/l00ths ($15,000,000.00) Dollars (said Revolving Line of Credit Note is being referred to herein as the “Line of Credit Note”); and
     WHEREAS, Guarantor executed and delivered to Lender an Unconditional Guaranty dated April 6, 2009 whereby Guarantor guaranteed to Lender, inter alia, the payment of the Line of Credit Note (such Unconditional Guaranty being herein called the “Guaranty”); and
     WHEREAS, to secure the payment of the Line of Credit Note and all renewals, modifications, extensions, amendments, restatements and amendments and restatements thereof, the Borrower executed and delivered to Lender that certain Stock Pledge and Security Agreement from Borrower in favor of Lender dated April 6, 2009 (the “Stock Pledge”) and that certain Pledge and Security Agreement (Deposit Account) from Borrower in favor of Lender dated April 6, 2009 (the “Deposit Account Pledge”; the Loan Agreement, the Line of Credit Note, the Guaranty, the Stock Pledge, the Deposit Account Pledge and all other documents, instruments and agreements relating to and/or securing the Credit Line being herein called the “Loan Documents”; the Stock Pledge and Deposit Account Pledge and any other documents and/or instruments and agreements entered into by Borrower as security for the Line of Credit Note being herein called the “Security Documents”); and
     WHEREAS, Borrower and Guarantor have requested, among other things, that Lender extend the maturity date of the Line of Credit Note from March 31, 2010 to September 30, 2010 and that the principal amount of the Credit Line be reduced from $15,000,000.00 to $6,000,000.00; and
     WHEREAS, Lender has agreed, subject to the terms, conditions and provisions of this Modification Agreement, to such extension of the maturity date of the Line of Credit Note to September 30, 2010 and the reduction of the principal amount of the Line of Credit.

     NOW, THEREFORE, for and in consideration of the foregoing benefits and other good and valuable consideration flowing among the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Borrower, Guarantor and Lender do hereby agree that:
     1. Modification of the Line of Credit Note.
          (a) As of and after the date hereof, the face principal amount of the Line of Credit Note is decreased from $15,000,000.00 to $6,000,000.00.
          (b) As of and after the date hereof, the “Maturity Date” as defined in Section 1(f) of the Line of Credit Note is changed from March 31, 2010 to September 30, 2010.
          (c) Borrower shall continue to pay accrued interest on the outstanding principal amount of the Line of Credit Note, as amended and modified hereby, on each Monthly Payment Date (as defined in the Line of Credit Note) until the Maturity Date (as defined in the Line of Credit Note, as amended, modified and extended by this Modification Agreement). On the Maturity Date (as defined in the Line of Credit Note, as amended, modified and extended by this Modification Agreement), the entire outstanding principal amount of the Line of Credit Note and all accrued but unpaid interest and other charges shall be due and payable in full from Borrower.
     2. Modification of Loan Agreement. (a) As of and after the date hereof, the Loan Agreement is hereby amended and modified so that all references therein to the Line of Credit Note shall refer to the Line of Credit Note as amended and modified by this Modification Agreement and as same may be further amended, modified, extended, renewed and/or replaced from time to time .
          (b) Additionally, as of and after the date hereof, the references to “$15,000,000.00” found in the Loan Agreement are hereby changed to $6,000,000.00 and the references to “March 31, 2010” found in the Loan Agreement are hereby changed to September 30, 2010.
     3. Modification of Stock Pledge. (a) As of and after the date hereof, the Stock Pledge is hereby amended and modified so that all references therein to the Line of Credit Note shall refer to (and the Stock Pledge shall secure, without limitation, the payment of) the Line of Credit Note as amended and modified by this Modification Agreement and as same may be further amended, modified, extended, renewed and/or replaced from time to time.
          (b) As of and after the date hereof, the Stock Pledge is further hereby amended and modified to add the following as subpart (f) of Section 5 of the Stock Pledge:
(f)	Pledgor shall deliver to Secured Party, immediately upon Pledgor’s receipt of same, any and all stock certificates representing stock in LOTS which Pledgor shall hereinafter acquire; it being the intent of the parties that any and all stock acquired by Pledgor in LOTS shall be included in the Stock Collateral and subject to the security interest granted Secured Party by this Agreement. The delivery of such after acquired stock to Secured Party shall be accompanied by an irrevocable stock power executed in blank in a form promulgated by Secured Party and shall be deemed to be a reaffirmation by Pledgor of all of the terms and provisions of this Agreement.

     4. Modification of the other Loan Documents. As of and after the date hereof, the other Loan Documents are hereby amended and modified such that all references therein to the Line of Credit Note shall as of and after the date hereof refer to (and in the case of the Security Documents, shall, without limitation, secure the payment of) the Line of Credit Note as amended, modified and extended hereby and as same may be further amended, modified, extended, renewed and/or restated from time to time. Guarantor hereby confirms that the debts, liabilities and obligations of Borrower to Lender guaranteed by Guarantor pursuant to the Guaranty include, without limitation, all debts, liabilities and obligations of Borrower under the Line of Credit Note as amended and modified by this Modification Agreement and as same may be further amended, modified, extended, renewed and/or replaced from time to time. Guarantor acknowledges and confirms that Guarantor’s obligations under the Guaranty remain in full force and effect and have not been limited, waived, discharged, impaired or released in any respect by virtue of this Modification Agreement.
     5. Ratification. Except as expressly set forth herein, all terms, covenants and provisions of the Line of Credit Note, Guaranty, and all other Loan Documents, shall remain in full force and effect, and Borrower and Guarantor each does hereby expressly ratify and confirm the Line of Credit Note, Guaranty and other Loan Documents, as amended and modified hereby, and ratifies and confirms the continuing priority of the Security Documents, as amended and modified hereby, and all UCC financing statements filed in connection with any of such Security Documents. It is the intent of the parties hereto that this Modification Agreement shall not constitute a novation or an accord and satisfaction of any of the indebtedness evidenced by the Line of Credit Note, and shall not adversely affect or impair the priority of any of the Security Documents.
     6. Waiver of Claims. Each of Borrower and Guarantor does hereby waive any claim which it now has by virtue of this Modification Agreement or any instrument or agreement set forth hereunder, and further agrees not to raise any such claims in any civil proceeding or otherwise. Each of Borrower and Guarantor hereby acknowledges and agrees that as of the date hereof it has no set-offs, claims, counterclaims or defenses to the obligations evidenced by the Loan Documents, as amended and modified hereby. Each of Borrower and Guarantor does further hereby for itself and for its agents, employees, successors, legal representatives, and assigns, forever release, acquit and discharge Lender and its officers, directors, stockholders, agents, servants, employees, successors, legal representatives and assigns of and from any and all claims, demands, debts, actions and causes of actions arising out of or in connection with the Loan Documents which they (or either of them) now have against Lender and its officers, directors, stock holders, agents, servants, employees, legal representatives, heirs and assigns.
     7. Successors and Assigns/Miscellaneous. This Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Any references in any of the Loan Documents to any of the documents, instruments and agreements amended hereby shall as of and after the date hereof refer to such documents, instruments and agreements as amended and modified hereby and as same may be further amended, modified, extended, renewed and/or restated from time to time.
     8. Legal Fees and Expenses. Borrower agrees to pay directly or reimburse Lender for all reasonable legal fees and other expenses actually incurred by Lender in connection with this Modification Agreement and/or the recording hereof, if, at Lender’s option, this Modification Agreement is recorded. Borrower further agrees to pay Lender a renewal fee of $3,000.00 which fee shall be deemed fully earned and non-refundable on the date hereof.

     IN WITNESS WHEREOF, the parties have caused this Modification Agreement to be appropriately executed and delivered under seal, effective as of the day and year first above written.

BORROWER: FORTEGRA FINANCIAL CORPORATION, a Georgia corporation
By:	/s/ Michael Vrban
	Name:	Michael Vrban
	Title:	EVP and CFO

(CORPORATE SEAL)

GUARANTOR: LOTS INTERMEDIATE CO., a Delaware corporation
By:	/s/ Michael Vrban
	Name:	Michael Vrban
	Title:	EVP and CFO

(CORPORATE SEAL)

LENDER: COLUMBUS BANK AND TRUST COMPANY, a Georgia banking corporation
By:	/s/ [ILLEGIBLE]
Its: S.V.P.

(CORPORATE SEAL)

6